UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2026

Space Exploration Technologies Corp.

(Exact name of registrant as specified in its charter)

Texas	001-43344	01-0627671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Rocket Road Starbase, TX 78521 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 363-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	SPCX	The Nasdaq Stock Market LLC Nasdaq Texas, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 24, 2026, Space Exploration Technologies Corp. (the “Company”) entered into a binding commitment letter to enter into a master finance lease with an entity managed by Apollo Global Management, Inc. (such entity, the “Lessor”), pursuant to which the Lessor will acquire and lease to the Company certain graphics processing unit pods and related equipment (the “Equipment”) for use at data centers selected by the Company. Under the contemplated master finance lease, the Equipment will be delivered in tranches, each of which will be subject to a separate lease schedule with a term of approximately five to five and one-quarter years from the applicable commencement date. Rent under each lease schedule will be payable quarterly in advance and will generally consist of an amount equal to one-twentieth of the financed cost of the applicable tranche, together with an amount calculated at a fixed rate per annum on the outstanding lease balance and certain ongoing costs and expenses; the fixed rate will be determined at pricing which will occur prior to the Company’s entry into the master finance lease. The Company expects aggregate principal payments under the lease schedules over their respective terms to total approximately $40 billion. The Company’s entry into the master finance lease with the Lessor is subject to certain specified closing conditions and is expected to close prior to year end. The lease schedules are expected to commence during the first half of 2027 upon delivery of the GPUs.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the contemplated equipment lease financing transaction, including the execution of definitive documentation, the expected timing of closing, the delivery and use of the Equipment, and the expected terms of and aggregate principal payments under the lease schedules. Forward-looking statements are based on assumptions with respect to management’s future and current expectations, involve certain risks and uncertainties, are not guarantees and apply only as of the date of this report, unless an earlier date is specified. These risks and uncertainties include the risk that the transaction may not close on the anticipated terms or timeline, or at all, and that actual equipment deliveries, lease terms or aggregate principal payments may differ from current expectations, as well as the risks and uncertainties described in the “Risk Factors” sections of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 and our final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4), in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, and in our other filings with the Securities and Exchange Commission. You should not place undue reliance on our forward-looking statements. Except as required by law, we disclaim any intent to update or revise any forward-looking statements to reflect subsequent events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Space Exploration Technologies Corp.

Date:	October 26, 2026	By:	/s/ Bret Johnsen
		Name:	Bret Johnsen
		Title:	Chief Financial Officer